UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 11, 2025

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1707, Block D, Modern City SOHO, No. 88, Jianguo Road, Chaoyang District,
Beijing, People’s Republic of China 100022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 10-87227366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SISI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 11, 2025, Shineco, Inc. (the “Company”) announced that Ms. Jennifer Zhan, the Company’s chief executive officer, and Mr. Sai (Sam) Wang, the Company’s chief financial officer, will jointly initiate a stock purchase program (the “Stock Purchase Program”) to purchase up to $2,000,000 of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a price of up to $1.50 per share, reflecting their strong beliefs that the Common Stock is undervalued.

Under the Stock Purchase Program, purchases of the Common Stock will be made in the open market and funded by Ms. Zhan and Mr. Wang’s personal cash. The number of shares purchased under the Stock Purchase Program and the timing of any purchases may be based on many factors, including the level of the Company’s general business conditions and the pricing of the Common Stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shineco Inc.

Date: June 11, 2025	By:	/s/ Jennifer Zhan
Jennifer Zhan, Chief Executive Officer

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